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Exhibit 99.1

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  Exhibit 99.1

FORESTAR GROUP INC
6300 BEE CAVE ROAD
BUILDING TWO, SUITE 500
AUSTIN, TX 78746-5149
ATTN: MATTHEW S. STARK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. The proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time, among D.R. Horton, Inc., Force Merger Sub, Inc. and Forestar Group Inc.	☐	☐	☐
2. The proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar Group Inc.'s named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐
3. The proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000343447_1 R1.0.1.17

FORESTAR GROUP INC
Special Meeting of Stockholders
October 3, 2017 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint Charles D. Jehl and Matthew S. Stark, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORESTAR GROUP INC that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 9:00 AM, CST on October 3, 2017, at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000343447_2 R1.0.1.17

Continued and to be signed on reverse side